Kayne Anderson Energy Development Company Announces Financial Results for the Quarter Ended February 29, 2008

HOUSTON, TX -- 04/09/2008 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the quarter ended February 29, 2008.

HIGHLIGHTS

--  On April 8, 2008, the Company increased its quarterly dividend to
    $0.415 per share
--  Net asset value: $23.41 per share as of February 29, 2008
--  Total assets of $310.7 million as of February 29, 2008
--  Net investment loss: $0.6 million
--  Net realized gains: $1.3 million
--  Net unrealized loss: $6.4 million, including $3.8 million of deferred income tax expense relating to conversion to a taxable corporation

"We are pleased with the progress we have made during the first quarter of 2008, in spite of difficult market conditions," stated Kevin McCarthy, CEO and President. "From a market perspective, it was a difficult first quarter with respect to both our public MLP investments and our second lien debt investments. As we announced in January, we elected to change our tax status during fiscal 2008 to allow us to pursue additional private MLP investments. The performance of our private MLPs during the period was very positive, and we believe the disruption in the public markets will provide even better opportunities to finance private MLPs. In addition, we are convinced that the strong operating performance of public MLPs, coupled will a very low interest rate environment, will drive public MLP performance during the second half of 2008."

PORTFOLIO AND INVESTMENT ACTIVITY

As of February 29, 2008, the Company had long-term investments of $294.4 million and a net asset value of $235.3 million. The Company's long-term investments consisted of 55 portfolio companies and totaled 21% in fixed income securities and 79% in equity securities. The Company had $8.1 million invested in short-term repurchase agreements as of February 29, 2008.

NET ASSET VALUE

On February 29, 2008, the Company's NAV per share was $23.41, which represents a decrease of $0.98 or 4.0% from its NAV of $24.39 on November 30, 2007. The decline in NAV was principally the result of (i) a $0.38 per share provision for deferred taxes that resulted from our election to change our tax status, (ii) the payment of a $0.41 dividend in January 2008, and (iii) the decline in value of our public MLPs and second lien debt securities.

DIVIDENDS

On April 8, 2008, the Company declared a dividend of $0.415 per common share for the quarter ended February 29, 2008. This dividend represents the Company's fifth consecutive increase of its dividend since its initial, partial dividend of $0.22 per share (which equated to a quarterly dividend of $0.28 per share) which was paid on January 12, 2007.

RESULTS OF OPERATIONS - QUARTER ENDED FEBRUARY 29, 2008

Total investment income for the period was $2.7 million and consisted primarily of $2.5 million in interest income on our fixed income investments and repurchase agreements. We earned $4.5 million of cash dividends and distributions, of which $4.3 million was treated as a return of capital during the period.

Total operating expenses for the period were $3.7 million, including $1.4 million of base investment management fees; $1.7 million for interest expense and $0.6 million for other operating expenses. Interest expense included a $0.3 million write-off of capitalized debt issue cost associated with the termination of our Treasury Facility. Base investment management fees were equal to an annual rate of 1.75% of average total assets.

Our net investment loss totaled $0.6 million.

We had net realized gains of $1.3 million, with realized gains from our investments of $2.1 million and a deferred tax expense of $0.8 million.

We had net unrealized losses of $6.4 million, with unrealized losses from our investments of $4.1 million and a deferred tax benefit of $1.5 million. We also had a deferred tax expense of $3.8 million relating to our conversion from a RIC to a taxable corporation, effective December 1, 2007.

Our net decrease in net assets resulting from operations for the period was $5.7 million. This decrease is composed primarily of the net unrealized losses of $6.4 million; net realized gains of $1.3 million and net investment loss of $0.6 million as noted above.

LIQUIDITY AND CAPITAL RESOURCES

The Company had approximately $8.1 and $6.2 million invested in short-term repurchase agreements as of February 29, 2008 and April 2, 2008, respectively. As of February 29, 2008, the Company had borrowed $67.5 million (with $32.5 million remaining available) under its Investment Facility. On April 2, 2008, the Company had borrowed $62.5 million (with $37.5 million remaining available) under its Investment Facility.

GUIDANCE

Based on the Company's portfolio and average yields as of February 29, 2008, we estimate dividends, distributions, and interest income will be approximately $6.5 million per quarter. Such estimates do not reflect any changes in cash distributions made by MLPs or changes in interest rates based on the movement in LIBOR rates.

                                            Amount
                                           Invested          Average
        Portfolio Category              ($ in millions)      Yield(1)
        ------------------              ---------------   --------------
Public MLPs and MLP Affiliates               $82.5             7.0%
                                        ---------------   --------------
Private MLPs (including warrants)           $149.2             8.4%
                                        ---------------   --------------
Fixed Income                                 $62.7            12.8%
                                        ---------------   --------------
Repurchase Agreements                         $8.1             2.2%
                                        ---------------   --------------

(1)  Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.

Base Management Fees and Other Operating Expenses - Base management fees are estimated to be approximately $1.4 million per quarter. Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense - Based on $67.5 million borrowed under the Company's Senior Secured Revolving Credit Facility as of February 29, 2008, interest expense is estimated to be approximately $0.8 million per quarter assuming a LIBOR rate of 3.11%.

The Company does not provide guidance on realized gains or incentive management fees. The Company had after-tax realized gains of $1.3 million and incurred no incentive management fees for the quarter ended February 29, 2008.

CONFERENCE CALL

The Company will host a conference call at 10:00 a.m., Eastern time, on Thursday, April 10, 2008 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID #41833226." For the convenience of the Company's stockholders, an archived replay of the call will be available in the Investor Relations section of the Company's website (http://www.kaynefunds.com/Ked.htm).

ABOUT KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynefunds.com.

             KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
          CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
        (amounts in 000's, except share and per share amounts)

                                                February 29,
                                                   2008       November 30,
                                                (Unaudited)       2007
                                                ------------  ------------
ASSETS
  Investments, at fair value:
    Non-affiliated (Cost -- $277,504 and
     $305,604, respectively)                    $    289,518  $    321,328
    Affiliated (Cost -- $4,431 and $4,509,
     respectively)                                     4,907         5,374
  U.S. Treasury Bills (Cost -- $0 and $14,251,
   respectively)                                          --        14,250
  Repurchase agreements (Cost -- $8,057 and
   $10,769, respectively)                              8,057        10,769
                                                ------------  ------------
  Total investments (Cost -- $289,992 and
   $335,133, respectively)                           302,482       351,721
  Deposits with brokers                                  122           121
  Receivable for securities sold                       5,477           766
  Interest, dividends and distributions
   receivable                                          1,567         1,515
  Debt issuance costs, prepaid expenses and
   other assets                                        1,050         1,264
                                                ------------  ------------
    Total Assets                                     310,698       355,387
                                                ------------  ------------

LIABILITIES
  Senior secured revolving credit facility            67,500        85,000
  Treasury secured revolving credit facility              --        14,000
  Payable for securities purchased                       907         6,967
  Investment management fee payable                    1,380         1,355
  Accrued directors’ fees and expenses                    71            78
  Accrued expenses and other liabilities                 882           863
  Deferred tax liability                               4,674         1,991
                                                ------------  ------------
    Total Liabilities                                 75,414       110,254
                                                ------------  ------------
NET ASSETS                                      $    235,284  $    245,133
                                                ============  ============

NET ASSETS CONSIST OF
  Common stock, $0.001 par value (200,000,000
   shares authorized at February 29, 2008 and
   November 30, 2007; 10,050,446 shares issued
   and outstanding at February 29, 2008 and
   November 30, 2007, respectively)             $         10  $         10
  Paid-in capital                                    228,086       231,535
  Accumulated net investment income (loss), net
   of income taxes, less dividends                    (1,719)         (409)
  Accumulated net realized gains (losses) on
   investments, net of income taxes                    1,291           (19)
  Net unrealized gains on investments, net of
   income taxes                                        7,616        14,016
                                                ------------  ------------
NET ASSETS                                      $    235,284  $    245,133
                                                ============  ============

NET ASSET VALUE PER SHARE                       $      23.41  $      24.39
                                                ============  ============

                  KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                    CONSOLIDATED STATEMENT OF OPERATIONS
                            (amounts in 000's)
                                (UNAUDITED)

                                                  Three         Three
                                              Months Ended   Months Ended
                                              February 29,   February 28,
                                                  2008           2007
                                              -------------  -------------
INVESTMENT INCOME
  Income
    Dividends and distributions:
      Non-affiliated investments              $       4,390  $         838
      Affiliated investments                             87             41
                                              -------------  -------------
        Total dividends and distributions             4,477            879
    Return of capital                                (4,322)          (791)
                                              -------------  -------------
    Net dividends and distributions                     155             88
    Interest                                          2,501          2,702
                                              -------------  -------------
      Total investment income                         2,656          2,790
                                              -------------  -------------

  Expenses
    Base investment management fees                   1,380          1,058
    Incentive investment management fees                 --            177
    Professional fees                                   260            156
    Directors’ fees                                      72             63
    Administration fees                                  55             56
    Insurance                                            37             38
    Custodian fees                                       20             15
    Other expenses                                      183            148
                                              -------------  -------------
      Total Expenses -- Before Base
       Investment Management Fee Waivers and
       Interest Expense                               2,007          1,711
    Base investment management fee waivers               --           (303)
    Interest expense                                  1,684             --
                                              -------------  -------------
      Total Expenses                                  3,691          1,408
                                              -------------  -------------
        Net Investment Income (Loss) --
         Before Income Taxes                         (1,035)         1,382
        Deferred income tax benefit                     397             41
                                              -------------  -------------
        Net Investment Income (Loss)                   (638)         1,423
                                              -------------  -------------

REALIZED AND UNREALIZED GAINS (LOSSES)
  Net Realized Gains
    Investments                                       2,086            901
    Deferred income tax expense                        (776)            --
                                              -------------  -------------
      Net Change in Realized Gains                    1,310            901
                                              -------------  -------------

  Net Change in Unrealized Gains (Losses)
    Investments                                      (4,096)         8,090
    Deferred income tax benefit (expense)             1,524            (14)
    Deferred income tax expense - conversion
     to a taxable corporation                        (3,828)            --
                                              -------------  -------------
      Net Change in Unrealized Gains (Losses)        (6,400)         8,076
                                              -------------  -------------
        Net Realized and Unrealized Gains
         (Losses)                                    (5,090)         8,977
                                              -------------  -------------

NET INCREASE (DECREASE) IN NET ASSETS
 RESULTING FROM OPERATIONS                    $      (5,728) $      10,400
                                              =============  =============

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contacts:
KA Fund Advisors, LLC
Monique Vo
888-533-1232
http://www.kaynefunds.com